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                    [FORM OF 5.80% SUBORDINATED NOTE DUE 2014]

            THIS SUBORDINATED NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SOUTHTRUST CORPORATION, A DELAWARE CORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             SOUTHTRUST CORPORATION

                         5.80% SUBORDINATED NOTE DUE 2014

NO. __

                                                                 $400,000,000.00
                                                           CUSIP NO. 844730 AG 6

            SOUTHTRUST CORPORATION, a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION AND NO/100 DOLLARS on June 15, 2014, and to pay interest on said principal sum at the rate of 5.80% per annum calculated on the basis of a 360-day year of twelve 30 day months.

1.    INTEREST.

      SOUTHTRUST CORPORATION ("Corporation"), a Delaware corporation, promises to pay interest on the principal amount of this Subordinated Note at the rate per annum shown above. The Corporation will pay interest semi-annually on June 15 and December 15, commencing December 15, 2004. Interest on the Subordinated Notes will

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accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from the date of original issuance (May 24, 2004) of this Subordinated Note; provided that, if there is no existing default in the payment of interest, and if this Subordinated Note is authenticated between a record date referred to herein and the next succeeding interest date, interest shall accrue from the next interest payment date. In the event that an interest payment date is not a Business Day, then the payment of interest will be made on the next succeeding Business Day, and no interest will accrue on the amounts payable for the period from and after the original due date until the next Business Day. For purposes of this paragraph, a "Business Day" means any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in New York, New York or Birmingham, Alabama are authorized or obligated by law or regulation to close.

2.    METHOD OF PAYMENT.

      The Corporation will pay interest on the Subordinated Notes (except defaulted interest) to the persons who are registered holders of Subordinated Notes at the close of business on the record date next preceding the interest payment date. The Corporation will pay interest to such holders on the next interest payment date even though Subordinated Notes are canceled after the record date but on or before the interest payment date. The record date for payments on any June 15 shall be the immediately preceding May 15, and the record date for payments on any December 15 shall be the immediately preceding November 15. Holders must surrender Subordinated Notes to a Paying Agent to collect principal payments except that, with respect to a Global Note (as defined in the Indenture), the Depositary (as defined in the Indenture) need not surrender the Global Note to collect payments of principal of such Global Note provided that the Depositary makes appropriate endorsement on such Global Note. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. The Corporation may mail an interest check to a holder's registered address or may make payments of interest by wire transfer.

3.    REDEMPTION.

      The Corporation will not have the option to redeem the Subordinated Notes at its option.

4.    PAYING AGENT AND REGISTRAR.

            Initially, JPMorgan Chase Bank, 3800 Colonnade Parkway, Suite 490, Birmingham, Alabama, 35243, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or Co-Registrar without notice. The Corporation or any of its Subsidiaries may act in any such capacity.

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5.    INDENTURE.

            The Corporation issued the Subordinated Notes under an Indenture dated as of May 1, 1992 ("Indenture"), between the Corporation and the Trustee. The terms of the Subordinated Notes include those stated in the Indenture and the resolutions of the Corporation pursuant to which they were issued and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture.

            The Subordinated Notes are subject to all such terms, and holders of the Subordinated Notes are referred to the Indenture, the authorizing resolutions and the Act for a statement of such terms. The Subordinated Notes are unsecured and subordinated general obligations of the Corporation. The Subordinated Notes are issued denominations of $1,000.

6.    PERSONS DEEMED OWNERS.

            The registered holder of a Subordinated Note may be treated as its owner for all purposes.

7.    AMENDMENTS, SUPPLEMENTS, AND WAIVERS.

            Subject to certain exceptions, the Indenture or the Subordinated Notes may be amended or supplemented, and any existing default may be waived, with the consent of holders of not less than a majority in principal amount of the outstanding Subordinated Notes. Without the consent of any holder of Subordinated Notes, the Indenture or the Subordinated Notes may, among other things, be amended or supplemented to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision herein, to add to the covenants of the Corporation for the benefit of holders of Subordinated Notes or to make any change that does not materially adversely affect the rights of any holder of Subordinated Notes.

8.    TRUSTEE DEALINGS WITH CORPORATION.

            JPMorgan Chase Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

9.    NO RECOURSE AGAINST OTHERS.

            A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of Subordinated Notes by accepting a

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Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Subordinated Notes.

10.   DEFEASANCE.

            The Subordinated Notes are subject to defeasance as provided in the Indenture and the resolutions of the Corporation pursuant to which they were issued.

11.   NON-APPLICATION OF SECTIONS 1202 AND 1302.

            The provisions of Sections 1202 and 1302 of the Indenture shall not apply to the Subordinated Notes.

12.   AUTHENTICATION.

            This Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13.   ABBREVIATIONS.

            Customary abbreviations may be used in the name of a holder of a Subordinated Note or an assignee, such as TEN COM = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian, and U/G/M/A = Uniform Gifts to Minors Act.

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Dated: May __, 2004

                                                          SOUTHTRUST CORPORATION

                                             By: _______________________________
                                             Name: _____________________________
                                             Its: ______________________________

[CORPORATE SEAL]

ATTEST:

By: _______________________________
Name: _____________________________
Its: ______________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein referred to in the within mentioned Indenture.

                               JPMORGAN CHASE BANK
                                   as Trustee

                    By: _____________________________________
                               Authorized Officer

            The Corporation will furnish to any holder of Subordinated Notes upon written request and without charge a copy of the Indenture.

Requests may be made to: Secretary, SOUTHTRUST CORPORATION, 420 North 20th Street, Birmingham, Alabama 35203.

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                                 ASSIGNMENT FORM

I/We assign and transfer this Subordinated Note to
[                 ]

(Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint ___________________________________ agent to transfer this Subordinated Note on the books of the Corporation. The agent may substitute another to act for him.

Date: ________________                 Signature _______________________________
                                                 (The signature to this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Subordinated
                                                 Note in every particular,
                                                 without alteration or
                                                 enlargement or any change
                                                 whatever and must be
                                                 guaranteed.)

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